H.J. GRUY AND ASSOCIATES, INC.
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1200 Smith Street, Suite 3040, Houston, Texas  77002 o FAX
(713) 739-6112 o (713)739-1000



            CONSENT OF H.J. GRUY AND ASSOCIATES, INC.

We hereby consent to the use of the name H.J. Gruy and Associates, Inc. and of references to H.J. Gruy and Associates, Inc. and to the inclusion of and references to our report dated April 9, 1998 (Proved Reserves, Zhao Dong Block, China) prepared for XCL Ltd. in the filing of the Registration Statement on Form S-1 of XCL Ltd. for the year ended December 31, 1997.

                         H.J. GRUY AND ASSOCIATES, INC.

                         /s/ James H. Hartsock

                         James H.Hartsock, PhD.,P.E.
                         Executive Vice President


May 6, 1998
Houston, Texas